Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Midstream Partners, LP

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of American Midstream Partners, LP (the “Partnership”) of our report dated March 3, 2017, relating to the financial statements of Delta House Oil and Gas Lateral, LLC, appearing as Exhibit 99.3 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

Houston, Texas

September 19, 2017